Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY), was founded in 1985 as a specialty pharmaceutical company marketing to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based on the strategy of Acquire, Enhance and Grow. Bradley Acquires non-strategic brands, Enhances these brands with line extensions and improved formulations and Grows the products through promotion, advertising and selling activities to optimize life cycle management. Bradley Pharmaceuticals has two operating units: Doak Dermatologics, specializing in topical therapies for dermatology and podiatry, and Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands.

Important announcement: To view the Business World Review interview with Daniel Glassman, visit: www.bradpharm.com

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release

Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS OBTAINS $125 MILLION CREDIT FACILITY

Fairfield, NJ - September 28, 2004 - BRADLEY PHARMACEUTICALS, INC. (NYSE: BDY) today announced the Company has entered into a new $125 million credit facility with a syndicate of lenders, led by Wachovia Securities. The five year credit facility is comprised of a $50 million revolving line of credit, and a $75 million term loan, that bear interest at a floating rate based upon LIBOR or the prime rate, and has been initially set at LIBOR plus 2.5%. The credit facility will be used for general corporate purposes, including possible future acquisitions and the repayment of Bradley’s $50 million bridge credit facility, which was replaced today by this new facility.

President and CEO Daniel Glassman stated, “Bradley Pharmaceuticals is pleased with the new credit facility that provides increased flexibility and resources to continue the Company’s growth. The strategy of ‘Acquire, Enhance and Grow,’ implemented by acquiring brands that fill unmet needs in niche dermatology, podiatry and gastroenterology markets, has proven successful over the years. Fortune magazine recognized Bradley’s growth by ranking the Company tenth in its annual list of the 100 fastest-growing companies. Bradley has also been named to Standard & Poor’s S&P SmallCap 600 GICS(R) Index. Bradley has a solid company infrastructure, as well as a diverse and growing brand portfolio that should continue to drive the Company’s future growth.”

Except for historical and factual information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates, launches of new products, market acceptance of products, and predictions of future financial performance. All forward-looking statements are based on assumptions made by Bradley based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. These statements are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control, including Bradley’s ability to maintain sales and the introduction of new and future competing products, whether branded, or generic, or comparable, effectively purchase or integrate new products into its portfolio or effectively react to other risks described from time to time in Bradley’s SEC filings. Further, Bradley cannot predict the impact on its business of any introduction, or future approvals, of generic or therapeutically equivalent or comparable versions of its products or of other competing products. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.